NEWGULF POWER VENTURE
                   For the Twelve Months Ended March 31, 1998
                               Statement of Income
                                   (Unaudited)



Operating Revenues
    Electric revenues                                          $ 865,889
                                                         ----------------


Operating Expenses                                             1,108,747
General & Administrative                                         280,634
Other Expenses                                                   200,857
Depreciation & Amortization                                      330,044
Expenses Transferred Out                                        (136,966)
Interest Expense                                                 298,854
                                                         ----------------
    Total Expenses                                             2,082,170
                                                         ----------------

Income Before Income Taxes                                  $ (1,216,281)

Provision for Income Taxes                                      (474,093)
                                                         ----------------


Net Income (Loss)                                             $ (742,188)
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